PROSPECTUS Dated                        Pricing Supplement No. 69
May 1, 2007                             September 1, 2008



                    U.S. $9,815,000,000              Rule 424 (b)(3)
                                                 Registration Statement
              FORD MOTOR CREDIT COMPANY LLC          No. 333-131062


                FLOATING RATE DEMAND NOTES


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                Interest Rate Per Annum
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Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$50,000     Over $50,000
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9/1/2008        3.90%             4.05%                4.20%